                                                                      Exhibit 99

                          Form 4 Joint Filer Statement

Name:                                   Neil A. McMurry

Address:                                1701 E. East Street
                                        Casper, WY 82601

Designated Filer:                       Jona, Inc.

Issuer and Ticker Symbol:               Webb Interactive Services, Inc. (WEBB)

Date of Event Requiring Statement:      November 11, 2003

Signature:                              /s/ Neil A. McMurry
                                        -----------------------------------
                                        Neil A. McMurry